Exhibit 4.2
SECURITY AGREEMENT
          This SECURITY AGREEMENT dated as of November 14, 2008, is made by NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company, as Grantor (“Grantor”) and U.S. Bank National Association, as the Trustee and collateral agent for the benefit of the Noteholders (as defined below) under the Indenture (as defined below) (in such capacity, together with its successors in such capacity, “Collateral Agent”), with reference to the following facts:
RECITALS
     A. MGM MIRAGE, a Delaware corporation (“Issuer”) concurrently entered into that certain Indenture dated as of November 14, 2008 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Issuer, the guarantors party thereto (including Grantor) and the Trustee, pursuant to which Issuer issued those certain 13% senior secured notes due 2013 (the “Notes”).
     B. The holders of the Notes (collectively, the “Noteholders”) are willing to purchase the Notes for the purposes of, among other things, providing Issuer and its subsidiaries funds to repay existing indebtedness and provide working capital.
     C. Grantor is a subsidiary of Issuer, and will derive substantial benefit from the purchase of the Notes by the Noteholders.
     D. As a condition precedent to purchasing the Notes, the Noteholders require that Grantor enter into this Agreement and grant the security interests to Collateral Agent as herein provided as security for Issuer’s obligations under the Indenture.
AGREEMENT
          NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:
          1. Definitions. This Agreement is the “Security Agreement” referred to in the Indenture. Terms defined in the Indenture and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Indenture. Terms defined in the Nevada Uniform Commercial Code (“NVUCC”) and not otherwise defined in this Agreement or in the Indenture shall have the meanings defined for those terms in the Nevada Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:
          “Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.
          “Capital Stock” means:
     (a) in the case of a corporation, corporate stock;

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     (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets or properties of, the issuing Person.
          “Collateral” means and includes all present and future right, title and interest of Grantor in or to any personal property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any personal property or assets whatsoever, including, without limitation, any and all of the following personal property:
     (a) All present and future accounts, accounts receivable, payment intangibles, agreements, contracts, leases, contract rights, rights to payment, instruments, promissory notes, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, health-care-insurance receivables, insurance policies, commercial tort claims, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;
     (b) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks (including any applications therefor), trade names, service marks, patents (including any applications therefor), licenses or sublicenses (to the extent that there exists no prohibition as a matter of law or pursuant to any agreements governing such licenses or sublicenses on the transfer thereof for security as contemplated by this Agreement), copyrights (including any applications therefor), technology, processes, proprietary information and insurance proceeds of which Grantor is a beneficiary (other than any licenses issued by a Gaming Authority or pursuant to any Gaming Laws but only to the extent that granting a security interest in such licenses would violate applicable Gaming Law);
     (c) Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges, restaurant and snack bar revenues;

     (d) All present and future letter-of-credit rights of Grantor;
     (e) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;
     (f) All present and future goods, including, without limitation, all farm products, inventory, equipment, video lottery terminals, slot machines and other gaming devices and associated equipment, machinery, tools, molds, dies, furniture, furnishings, trade fixtures, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft, and all other goods used in connection with or in the conduct of Grantor’s business;
     (g) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;
     (h) All present and future investment property, stocks, bonds, debentures, securities, security entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, partnership interests, limited liability company membership or other interests, certificates of deposit, joint venture interests (including, without limitation, Grantor’s interests in NYNY RokVegas, LLC), Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;
     (i) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;
     (j) All other tangible and intangible personal property of Grantor;
     (k) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and
     (l) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, payment intangibles, deposit accounts, documents, promissory notes, instruments, certificates of deposit, chattel paper, investment property, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include (i) any of the Excluded Assets, (ii) any license, permit, or authorization issued by any of the Gaming Authorities or any other Governmental Authority, or any other Collateral, which may not be pledged or in which a security interest may not be granted under Gaming Laws, or other applicable law, or under the terms of any such license, permit, or authorization, or which would require a finding of suitability or other similar approval or procedure by any of the Gaming Authorities or any other Governmental Authority prior to being pledged, hypothecated, or given as collateral security (collectively, the “Gaming Collateral”) (to the extent such finding or approval has not been obtained) or (iii) any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein or (2) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 104.9401, 104.9406, 104.9407, 104.9408 or 104.9409 of the NVUCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (1) or (2) above; and (iv) any asset owned by Grantor that is subject to a Lien securing Indebtedness (including Capitalized Lease Obligations) incurred to finance the purchase, lease or improvement of such asset and permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such asset.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Excluded Assets” means the Hotel Adjacent Parcels, Goodsprings Property, and the Equity Interest of New York-New York Tower, LLC, Vintage Land Holdings II, LLC, IKM MGM, LLC and IKM MGM Management, LLC.
          “Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission, the Illinois Gaming Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of Grantor or a Restricted Subsidiary of Grantor or any successor thereto.

          “Goodsprings Property” means those certain premises located in Clark County, Nevada that are identified as Assessor Parcel Numbers 202-26-610-080 and 202-26-610-081.
          “Hotel Adjacent Parcels” means those certain premises located in Clark County, Nevada that are adjacent to New York-New York and are identified as Assessor Parcel Numbers 162-20-801-002 and 162-20-801-003.
          “Intercompany Notes” means, collectively, any intercompany promissory note executed by any Subsidiary of Grantor or any Affiliate of Grantor evidencing any Indebtedness of such party to Grantor.
          “Law” means, collectively, all international, foreign, United States federal and state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
          “Note Documents” means this Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement the Pledge Agreement dated as of the date hereto between the grantors party thereto and the Collateral Agent, and the Trademark Security Agreement dated as of the date hereto between the grantors party thereto (including Grantor) and the Collateral Agent, or any other document, instrument or agreement arising out of or relating to any of the foregoing, in each case as amended, supplemented or otherwise modified from time to time.
          “Secured Obligations” means any and all present and future Obligations of any type or nature of Grantor arising under or relating to the Indenture, the Notes and the other Note Documents.
          2. Further Assurances. Subject to compliance with applicable Gaming Laws, at any time and from time to time at the written request of Collateral Agent, Grantor shall execute and deliver to Collateral Agent all such financing statements and other instruments and documents in form and substance satisfactory to Collateral Agent as shall be necessary or desirable to fully perfect, when filed and/or recorded, Collateral Agent’s security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, Collateral Agent shall be entitled to authenticate on behalf and in the name of Grantor, file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Collateral Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Collateral Agent’s written request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Collateral Agent to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Collateral Agent, or the priority thereof. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.
          3. Security Agreement. For valuable consideration, Grantor hereby assigns and pledges to Collateral Agent, and grants to Collateral Agent for the ratable benefit of the Noteholders, a security interest in, all Collateral, whether presently existing or hereafter acquired, as security for the timely and complete payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations, including after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.
          4. Grantor’s Representations and Warranties. To induce the Collateral Agent to enter into the Indenture and to induce the Noteholders to purchase the Notes, Grantor hereby represents and warrants to the Collateral Agent and each Noteholder that:
               (a) Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Noteholders pursuant to this Agreement and other Permitted Liens, Grantor owns each item of the Collateral free and clear of any and all Liens.
               (b) Perfected Liens. The security interests granted pursuant to this Agreement (i) constitute valid security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Noteholders, as collateral security for the Secured Obligations, perfected to the extent perfection may be achieved by filing UCC1 financing statements or by other action required to be taken by the terms of this Agreement and enforceable in accordance with the terms hereof against all creditors of such Grantor, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by equitable principles related to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and (ii) are prior to all other Liens on the Collateral.
               (c) Securities Accounts. Schedule 4(c) sets forth a complete list of all securities accounts maintained by the Grantor on the date hereof, except for securities accounts which have an account balance in the aggregate not exceeding $1,000,000, and includes the name and location of the securities intermediaries with which such securities accounts are maintained and the account numbers. No agreement or arrangement establishing “control” within the meaning of the NVUCC has been entered into with respect to any securities account maintained by the Grantor.

               (d) Goods Covered by Certificate of Title. Schedule 4(d) sets forth a complete list of all goods owned by Grantor on the date hereof which are covered by a certificate of title, including, without limitation, motor vehicles, except for goods that have a fair value in the aggregate not exceeding $1,000,000.
               (e) Investment Property. Schedule 4(e) sets forth a complete list of all investment property of the Grantor, except for investment property having a fair value in the aggregate not exceeding $1,000,000.
               (f) Instruments. Schedule 4(f) sets forth a complete list of all instruments of the Grantor, including, without limitation, Intercompany Notes, except for instruments which have a face value not exceeding $1,000,000.
               (g) Chattel Paper. Grantor does not own any material amount of chattel paper.
               (h) Commercial Tort Claims. Schedule 4(h) sets forth a complete list of all commercial tort claims of Grantor that have been asserted in judicial or arbitration proceedings.
          5. Covenants. Grantor covenants and agrees that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full or the relevant Collateral has been released in accordance with Section:
               (a) Delivery of Collateral Perfected by Possession. With respect to any Collateral consisting of securities, instruments or the like, as to which Collateral Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will promptly deliver possession of any such Collateral with a fair value or face value equal to or exceeding $1,000,000 individually or $5,000,000 in the aggregate in pledge to Collateral Agent or as directed by the Collateral Agent, and Grantor will take all actions necessary to vest such possession in Collateral Agent or any agent of the Collateral Agent as directed by the Collateral Agent.
               (b) Securities Accounts. If Grantor maintains any securities accounts in which balances exceed $1,000,000 in the aggregate for any period of thirty consecutive days, Grantor will deliver a duly executed control agreement with respect to such Collateral in form and substance reasonably satisfactory to Collateral Agent.
               (c) Motor Vehicles. If Grantor at any time has motor vehicles or other Collateral subject to certificates of title having an aggregate value exceeding $1,000,000, Grantor will cause certificates of title evidencing such excess amount of Collateral to reflect the Lien in favor of Collateral Agent and notify Collateral Agent of such circumstance.
               (d) Commercial Tort Claims. Grantor shall notify Collateral Agent of any material commercial tort claim asserted by it in any judicial or arbitration proceeding within thirty days of the assertion thereof and unless consented otherwise by Collateral Agent, Grantor shall enter into such supplemental documentation as Collateral Agent may reasonably request to perfect a Lien in favor of Collateral Agent, for the benefit of the Noteholders, in such commercial tort claim.
               (e) Taxes. Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Indenture or are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Collateral Agent at its option, following written notice to Grantor of its intention to do so, may pay any of them, and Collateral Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.
               (f) Compliance with Law. The Collateral will not be knowingly used for any unlawful purpose or in violation of any Law, nor used in any way that will void or impair any insurance required to be carried in connection therewith;
               (g) Preservation. Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, and will take all commercially reasonable steps to preserve and protect the Collateral;
               (h) Insurance. Until the release of the Liens or the Collateral as provided in this Agreement, Grantor will maintain insurance with respect to the Collateral with carriers against such risks, in such amounts and with such deductibles as Grantor determines to be reasonably prudent (as determined by the Board of Directors in good faith) and consistent with the past practices of the Grantor, and name Collateral Agent as an additional insured or, with respect to casualty insurance, loss payee , as the case may be, with losses in excess of $1,000,000 payable jointly to Grantor and Collateral Agent (unless a Default has occurred and is then continuing, in which case all losses are payable solely to Collateral Agent), with no recourse against Trustee or Collateral Agent for the payment of premiums, deductibles, commissions or club calls, and will furnish copies of such insurance policies or certificates to Collateral Agent promptly upon request therefor;
               (i) Notification of Damage. Grantor will promptly notify Collateral Agent in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any material part of the Collateral from its place of business without the prior written consent of Collateral Agent, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Indenture; and
               (j) Changes of Name or Address. In the event Grantor changes its name or its address as either are set forth herein or in the Indenture, Grantor will notify Collateral Agent of such name and/or address change promptly, but in any event within 5 business days.

          6. Collateral Agent’s Rights Regarding Collateral. Subject to the limitations set forth below Collateral Agent may, subject to Gaming Laws, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to, enter upon any premises on which Collateral is situated during regular office business hours and upon reasonable notice and examine the same. Collateral Agent may perform such Collateral inspections no more than twice in each calendar year, unless Grantor provides consent for additional inspections after written request from Collateral Agent, which consent shall not be unreasonably withheld. If an Event of Default has occurred and is continuing, without notice or demand and at the expense of Grantor, Collateral Agent may, subject to Gaming Laws, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to, enter upon any premises on which Collateral is situated at any time without notice and examine the same. Upon any Event of Default, Collateral Agent may, subject to Gaming Laws, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to, perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Note Documents. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with Grantor’s past practices. Grantor shall at any time at Collateral Agent’s request mark the Collateral and/or Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations reasonably satisfactory to Collateral Agent disclosing that they are subject to Collateral Agent’s security interests. Prior to an Event of Default, subject to the limitation set forth below, at any time during regular office business hours and upon reasonable notice to Grantor, Collateral Agent shall have reasonable access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Collateral Agent reasonably may deem necessary or desirable to protect its interests. Collateral Agent may perform such audit of Grantor’s books and records twice in each calendar year, unless Grantor provides consent to additional audits after written request from Collateral Agent, which consent shall not be unreasonably withheld. If an Event of Default has occurred and is continuing, at all times on reasonable notice to Grantor, Collateral Agent shall have full access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Collateral Agent reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantor shall be carried out by Collateral Agent through Grantor’s independent auditors unless Collateral Agent shall then have the right directly to notify obligors on the Collateral as provided in Section 10. Collateral Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Collateral Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

          7. Collections on the Collateral. So long as no Event of Default shall have occurred and be continuing, and until Collateral Agent suspends such rights, Grantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral by Grantor. Upon the occurrence and during the continuance of an Event of Default, at the election of Collateral Agent or the Noteholders holding a majority in aggregate principal amount of the Notes then outstanding pursuant to Section 6.12 of the Indenture to suspend such rights, (i) all rights of Grantor to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease, and such cash dividends, interest and other payments will be paid to Collateral Agent; (ii) all rights of the Grantor to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in Collateral Agent which, to the extent permitted by law, will have the sole right to exercise such rights; and (iii) Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of this Agreement. Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Collateral Agent’s security interests. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Collateral Agent or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Collateral Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Collateral Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Collateral Agent without appropriate endorsement, and Collateral Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.
          8. Possession of Collateral by Collateral Agent. All the Collateral now, heretofore or hereafter delivered to Collateral Agent shall be held by Collateral Agent in its possession, custody and control. Any or all of the cash Collateral delivered to Collateral Agent will be held in an interest bearing account until it is applied in accordance with the terms hereof. Such interest shall accrue, subject to the Lien hereunder, for the benefit of the Grantor. Nothing herein shall obligate Collateral Agent to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Collateral Agent’s possession, custody or control, Collateral Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor’s obligations with respect thereto, or otherwise. Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Collateral Agent thereafter shall be discharged from any liability or responsibility therefor. So long as Collateral Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Collateral Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Collateral Agent have liability for any diminution in value of

Collateral occasioned by economic or market conditions or events. Collateral Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Collateral Agent is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
          Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.
          Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Grantor or by the Collateral, in relation to any matter arising in the administration of this Note Documents.
          The rights, privileges, protections immunities and indemnities contained in the Indenture shall apply to Collateral Agent’s acceptance and administration of the Indenture and the other Note Documents to which the Collateral Agent is a party and shall be deemed to be incorporated by reference therein.
          9. Events of Default. There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Indenture.
          10. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Collateral Agent may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Note Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor (except to the extent notice is otherwise required to be given pursuant to the fourth paragraph this Section 10) and without affecting the Obligations of Grantor hereunder or under any other Note Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Collateral Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent and that all payments thereon are to be made directly and exclusively to Collateral Agent; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Collateral Agent, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Collateral Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Collateral Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Collateral Agent or in the name of Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Collateral Agent or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Collateral Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon in accordance with applicable Law, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Collateral Agent which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Collateral Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Collateral Agent or Grantor may be applied by Collateral Agent without notice to Grantor to the Secured Obligations in such order and manner as Collateral Agent in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Note Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Collateral Agent may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be reasonably necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by Grantor or to properly administer and control the handling of collections and realizations thereon, and Collateral Agent shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by Collateral Agent; (n) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate; provided that Collateral Agent agrees that it will promptly deliver over to Grantor such mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Collateral Agent’s sole option and as Collateral Agent in its sole discretion may deem advisable. Grantor will, at Collateral Agent’s written request, assemble the Collateral (or any part thereof, as requested) and make it available to Collateral Agent at places which Collateral Agent may designate, whether at the premises of Grantor or elsewhere (provided, however, that Grantor shall not be required to deliver Collateral consisting of gaming devices to a location in a jurisdiction where possession of such items is unlawful), and will make available to Collateral Agent, free of cost, all premises, equipment and facilities of Grantor for the purpose of Collateral Agent’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.
          Upon the occurrence and during the continuance of an Event of Default, Collateral Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.
          Any public or private sale or other disposition of the Collateral may be held at any office of Collateral Agent, or at Grantor’s place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral being within the view of prospective purchasers. With respect to any Collateral located within or subject to the jurisdiction of the Gaming Authority, Collateral Agent may also request, in connection therewith, the Gaming Authority to petition such local judicial or administrative tribunal or other authority as may be deemed appropriate by Collateral Agent for the appointment of a supervisor or similar official to conduct the normal gaming activities on the premises following the appointment of a receiver or similar remedy. Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Collateral Agent or any Person on Collateral Agent’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Collateral Agent in its sole and absolute discretion. Grantor and any other Person then obligated therefor shall pay to Collateral Agent on written demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.
          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent will send or otherwise make available to Grantor, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address designated below, at least ten days before the date of the sale, Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.
          With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, Collateral Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Collateral Agent may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Collateral Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Collateral Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Collateral Agent shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.
          Upon consummation of any sale of Collateral hereunder, Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Collateral Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Collateral Agent, and any Collateral so sold may be retained by Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof. Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.
          11. Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Collateral Agent as its attorney-in-fact for the following purposes: (a) following Collateral Agent’s request thereof and Grantor’s failure to perform within the time frame permitted by this Agreement, to do all acts and things which Collateral Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor and without any obligation to do so; (c) following Collateral Agent’s request thereof and Grantor’s failure to perform within the time frame permitted by this Agreement, to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Collateral Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Collateral Agent’s security interests therein; provided, however, that Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Collateral Agent shall have no liability or responsibility for any act taken or omission with respect thereto.
          12. Costs and Expenses. Grantor agrees to pay to Collateral Agent all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Collateral Agent in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including attorneys’ fees and disbursements, incurred or paid by Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Grantor under the Note Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Collateral Agent by Grantor, promptly following written demand.
          13. Statute of Limitations and Other Laws. Until the Secured Obligations, other than contingent indemnification obligations, shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Collateral Agent hereunder shall continue to exist and may be exercised by Collateral Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.
          14. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by

Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Indenture or any other Note Document that apply to Note Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.
          15. Understandings With Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Collateral Agent or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.
          16. Termination. Upon payment of all Secured Obligations in full or upon satisfaction of the terms and conditions of Section 11.04(a) of the Indenture, this Agreement shall terminate, and Collateral Agent shall forthwith take all necessary action (at the request of and the expense of Grantor) to release and reconvey the Collateral to Grantor, and shall deliver the Collateral in its possession to Grantor including, without limitation, the executing and delivering releases and satisfactions wherever required in form reasonably satisfactory to Grantor and Collateral Agent.
          17. Release of Collateral. The Liens on the Collateral under this Agreement shall be released upon the terms and conditions of Sections 11.04 and 11.05 of the Indenture. Any release of Collateral shall comply with Section 11.08 of the Indenture.
          18. Certain Regulatory Requirements. At any time after the occurrence and during the continuance of an Event of Default, Grantor shall take all lawful action that the Collateral Agent may reasonably request in the exercise of its rights and remedies, which include the right to require Grantor to transfer or assign any Gaming Collateral held by it to any party or parties to facilitate an arms’-length public or private sale for the benefit of the Collateral Agent. In furtherance of this right, Grantor shall (i) cooperate fully with the Collateral Agent in obtaining all approvals and consents from the Gaming Authority and each other Governmental Authority and from any third parties that the Collateral Agent may deem necessary or advisable to accomplish any transfer or assignment of the Gaming Collateral, and (ii) prepare, execute and file with the Gaming Authority and any other Governmental Authority any application, request for consent, certificate or instrument that the Collateral Agent may deem necessary or advisable to accomplish any such transfer or assignment. If Grantor fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Note Documents may, upon an ex parte request by the Collateral Agent, execute and file the same on behalf of Grantor for purposes of placing such request before the Gaming Authority, except to the extent as would not be permissible under applicable Law.
          To enforce the provisions of Section 10, the Collateral Agent is authorized to request the consent or approval of the Gaming Authority or any other Governmental Authority to a voluntary or an involuntary transfer of control of Grantor or the voluntary or involuntary assignment of any Gaming Collateral held by Grantor. In connection with the exercise of its remedies under this Agreement, the Collateral Agent may obtain the appointment of a trustee or receiver to assume control of Grantor, subject to any required prior approval of the Gaming Authority or any other Governmental Authority. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement.
          19. Acknowledgement by Grantor. Grantor acknowledges that the approval of the Gaming Authority and each other appropriate Governmental Authority to the assignment of the Gaming Collateral is integral to the Collateral Agent’s realization of the value of the Collateral, that there is no adequate remedy at law for failure by Grantor to comply with the provisions of Section 18 and that such failure could not be adequately compensable in damages. Therefore, Grantor agrees that the provisions of Section 18 may be specifically enforced, without any requirement to post bond (such rights being fully waived by Grantor) and without regard to the adequacy of any remedies available at law (the defense of the adequacy of remedies at law being fully waived by Grantor).
          20. Waivers and Consents. Grantor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than Grantor and, in full recognition of that fact, Grantor consents and agrees that Collateral Agent may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:
          (a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
          (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
          (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Note Documents or the Secured Obligations or any part thereof;
          (d) accept partial payments on the Secured Obligations;
          (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof;
          (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Collateral Agent in its sole and absolute discretion may determine;
          (g) release any Person or any guarantor from any personal liability with respect to the Secured Obligations or any part thereof;
          (h) settle, release on terms satisfactory to Collateral Agent or by operation of applicable laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and
          (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of Issuer or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Grantor or the continuing existence of any Lien hereunder, under any other Note Document to which Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.
          Upon the occurrence of and during the continuance of any Event of Default, Collateral Agent may enforce this Agreement independently of any other remedy or security Collateral Agent at any time may have or hold in connection with the Secured Obligations, and it shall not be necessary for Collateral Agent to marshal assets in favor of Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Grantor expressly waives any right to require Collateral Agent to marshal assets in favor of Grantor, or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Collateral Agent may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion. Collateral Agent may file a separate action or actions against Grantor, whether or not action is brought or prosecuted with respect to any other security or against Issuer or any other Person, or whether or not any other Person is joined in any such action or actions. Grantor agrees that Collateral Agent and Issuer and any Person may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the validity of, or the pledge or security interest granted or created by, this Agreement. Collateral Agent’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Collateral Agent upon the bankruptcy, insolvency or reorganization of any other Person or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such amount had not been paid. Grantor agrees that the Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Indenture and the Notes, even though the Secured Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Issuer or any other Person and whether or not Issuer or any other Person shall have any personal liability with respect thereto. Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Issuer or any other Person with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure or subordination of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of Issuer (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Collateral Agent to marshal assets in favor of Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Collateral Agent to give notice of sale or other disposition of collateral to Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise provided in this Agreement, any failure of Collateral Agent to comply with applicable Laws in connection with the sale or other disposition of any pledged Collateral or other security for any Secured Obligation, including, without limitation, any failure of Collateral Agent to conduct a commercially reasonable sale or other disposition of any pledged Collateral or other security for any Secured Obligation, (g) any act or omission of Collateral Agent or others that directly or indirectly results in or aids the discharge or release of Issuer or any other Person or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Collateral Agent for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted by applicable Law, the benefits of any form of one-action rule under any applicable Law, or (q) any action taken by Collateral Agent that is authorized by this Section 20 or any other provision of any Loan Document. Until no part of any commitment to lend remains outstanding and all of the Secured Obligations have been paid and performed in full, Grantor shall have no right of subrogation, contribution, reimbursement or indemnity, and Grantor expressly waives any right to enforce any remedy that Collateral Agent now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Collateral Agent. Grantor waives all rights and defenses arising out of an election of remedies by Collateral Agent, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Secured Obligations has destroyed Grantor’s rights of subrogation and reimbursement against the principal. Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.
          21. WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE INDENTURE, THE NOTES, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN

CONTRACT OR TORT OR OTHERWISE; AND GRANTOR AND COLLATERAL AGENT HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GRANTOR OR COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          22. CONSENT TO JURISDICTION; CHOICE OF FORUM.
     (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS IN THE STATE OF NEVADA OR OF THE UNITED STATES FOR THE DISTRICT OF NEVADA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. GRANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER GRANTOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER GRANTOR. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GRANTOR AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER THE NOTE DOCUMENTS THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY OTHER JURISDICTION.
     (b) GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE DOCUMENTS BROUGHT IN THE

COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          23. Notices. All notices, requests and demands to or upon Collateral Agent or Grantor hereunder shall be effected in the manner provided for in Section 12.01 of the Indenture; provided that any such notice, request or demand to or upon Grantor shall be addressed to Grantor at its notice address set forth on the signature page hereto.
[signature page follows]

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor” NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Assistant Secretary

Address: c/o MGM MIRAGE 3600 Las Vegas Boulevard South Las Vegas, Nevada 89109

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:
“Collateral Agent”

U.S. Bank National Association
By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President